As filed with the Securities and Exchange Commission on May 5, 2021.

Registration No. 333-255491

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 2 to

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TSCAN THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	82-5282075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

830 Winter Street

Waltham, Massachusetts 02451

(857) 399-9500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Southwell

President and Chief Executive Officer

TScan Therapeutics, Inc.

830 Winter Street

Waltham, Massachusetts 02451

(857) 399-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy H. Ehrlich Jeffrey R. Vetter Keith J. Scherer Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Marina Park Drive, Suite 900 Boston, Massachusetts 02210 (617) 648-9100	Richard D. Truesdell Jr. Marcel R. Fausten Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, $0.0001 par value per share	$100,000,000.00	$10,910.00(4)

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

TScan Therapeutics, Inc. is filing this Amendment No. 2 to its registration statement on Form S-1 (File No. 333-255491) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information not Required in Prospectus

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

3.1*	Fourth Amended and Restated Certificate of Incorporation of Registrant, as currently in effect.

3.2	Form of Amended and Restated Certificate of Incorporation of Registrant, to be effective upon completion of this offering.

3.3*	Bylaws of Registrant, as currently in effect.

3.4*	Form of Amended and Restated Bylaws of Registrant, to be effective upon completion of this offering.

4.1*	Fourth Amended and Restated Investors’ Rights Agreement, dated January 15, 2021, by and among the Registrant and the other parties thereto.

4.2*	Registration Rights Agreement made as of January 15, 2021 by and between the Registrant and the other parties thereto.

4.3*	Amended and Restated Nominating Agreement, dated April 22, 2021, by and among the Registrant, Baker Brothers Life Sciences, L.P. and 667, L.P.

5.1^	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

10.1*	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.

10.2*	2018 Stock Plan, as amended, and forms of agreements thereunder.

10.3	2021 Equity Incentive Plan and form of agreements thereunder.

10.4*	2021 Employee Stock Purchase Plan.

10.5#*	Amended and Restated Exclusive Patent License Agreement by and between the Registrant and The Brigham and Women’s Hospital, Inc. dated April 20, 2021.

10.6*	Lease by and between PPF OFF 828-830 Winter Street LLC and the Registrant, dated August 13, 2019.

10.7#*	Option & Exclusive License Agreement by and between the Registrant and QIAGEN Sciences LLC, dated as of November 5, 2020.

10.8#*	Collaboration and License Agreement by and between the Registrant and Novartis Institutes for Biomedical Research, dated as of March 27, 2020.

10.9#*	Non-Exclusive License Agreement by and between the Registrant and Provincial Health Services Authority, dated as of October 15, 2020.

10.10*	Amended and Restated Royalty Agreement, dated as of June 12, 2018.

10.11*	Services Agreement by and between Christoph Westphal and the Registrant, dated October 9, 2018.

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Exhibit Number	Description

10.12*	Amendment No. 1 to Services Agreement Services Agreement by and between Christoph Westphal and the Registrant, dated June 24, 2019.

10.13*	Employment Agreement, dated April 23, 2021, by and between the Registrant and David Southwell.

10.14*	Employment Letter Agreement, dated April 23, 2021, by and between the Registrant and Gavin MacBeath, Ph.D.

10.15*	Employment Letter Agreement, dated April 8, 2019, by and between the Registrant and Henry Rath.

10.16*	Separation Agreement, dated January 26, 2021, by and between the Registrant and Henry Rath.

10.17*	Employment Letter Agreement, dated April 23, 2021, by and between the Registrant and William Desmarais.

10.18*	Form of Management Cash Incentive Plan.

10.19	Employment Agreement, dated May 4, 2021, by and between the Registrant and Brian Silver.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2^	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

*	Previously filed.
^	To be filed by amendment.
#

Certain portions of this agreement have been omitted because the omitted portions are both not material and consists of the type of information that the Registrant both customarily and actually treats as private and confidential.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 5th day of May, 2021.

TScan Therapeutics, Inc.

/s/ David Southwell
David Southwell
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Southwell David Southwell	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2021

/s/ Brian Silver Brian Silver	Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2021

* Timothy Barberich	Chairman	May 5, 2021

* Stephen Biggar, M.D., Ph.D.	Director	May 5, 2021

* Katina Dorton	Director	May 5, 2021

* Ittai Harel	Director	May 5, 2021

* Andrew Hedin	Director	May 5, 2021

* Nandita Shangari, Ph.D.	Director	May 5, 2021

* Christoph Westphal, M.D., Ph.D.	Director	May 5, 2021

*By:	/s/ David Southwell
David Southwell
Attorney-in-fact

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